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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      INFORMATION ADVANTAGE SOFTWARE, INC.

     The undersigned hereby certifies as follows:

     1. The original Certificate of Incorporation of Information Advantage Software, Inc., a Delaware corporation (the "Corporation"), was filed with the Secretary of State of the State of Delaware on September 26, 1997.

     2. The Amended and Restated Certificate of Incorporation of the Corporation set forth below was adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware and was authorized by a written consent of majority of the Corporation's shareholders pursuant to
Section 228 of the General Corporation Law of the State of Delaware.

     3. The Amended and Restated Certificate of Incorporation of the Corporation reads in its entirety as follows:

                                    ARTICLE 1

     The name of the corporation is Information Advantage, Inc. (hereinafter referred to as the "Corporation").

                                    ARTICLE 2

     The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                    ARTICLE 3

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (hereinafter referred to as the "GCL").

                                    ARTICLE 4

     4.1 AUTHORIZED CAPITAL. The total number of shares of stock which the Corporation shall have authority to issue is 65,000,000 shares, consisting of 60,000,000 shares of common stock, par value $0.01 per share (hereinafter referred to as the "Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share (hereinafter referred to as the "Preferred
Stock"). The powers, designations, preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the Common Stock and the Preferred Stock are as set forth in this Article 4.

     4.2 COMMON STOCK. The Common Stock shall be subject to the express terms of the Preferred Stock established pursuant to Section 4.3 of this
Article 4 and any other series of Preferred Stock set forth in the Preferred Stock Designation (as defined below in Section 4.4 of this Article 4) relating thereto. Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all other matters on which stockholders of the Corporation are entitled to vote. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise.

     4.3  SERIES A, B, C, D, E, F, G AND H CONVERTIBLE PREFERRED STOCK.
There is hereby created the following series of convertible Preferred Stock:
(i) series A convertible preferred shares ("Series A Preferred Stock") consisting of 10,000,000 shares; (ii) series B convertible preferred shares ("Series B Preferred Stock") consisting of 10,000,000 shares; (iii) series C convertible preferred shares ("Series C Preferred Stock") consisting of 4,082,995 shares; (iv) series D convertible preferred shares ("Series D Preferred Stock") consisting of 3,500,000 shares; (v) series E convertible preferred shares ("Series E Preferred Stock") consisting of 10,000,000 shares; (vi) series F convertible preferred shares ("Series F Preferred Stock") consisting of 10,000,000 shares; (vii) series G convertible preferred shares ("Series G Preferred Stock") consisting of 4,082,995 shares; and
(viii) series H convertible preferred shares ("Series H Preferred Stock") consisting of 3,500,000 shares. The shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock are referred to herein collectively as the "Convertible Preferred Stock".

     (A)  VOTING PRIVILEGES.

          (1) GENERAL. Each holder of Convertible Preferred Stock shall have that number of votes on all matters submitted to the stockholders that is equal to the number of shares of Common Stock into which such holder's shares of Convertible Preferred Stock are then convertible, as hereinafter provided. Each holder of Common Stock shall have one vote on all matters submitted to the stockholders for each share of Common Stock standing in the name of such holder on the books of the Corporation. Except as otherwise provided herein, and except as otherwise required by agreement or law, the shares of capital stock of the Corporation shall vote as a single class on all matters submitted to the stockholders.

          (2) ELECTION OF DIRECTORS: GENERAL. Four of the Purchasers under the Purchase Agreements hereinafter referred to shall be entitled to elect directors of the Corporation and to exercise any right of removal or replacement of such directors to the following extent: St. Paul Fire and Marine Insurance Company ("St. Paul") shall elect one director, Norwest Equity Partners IV, a Minnesota Limited Partnership ("Norwest"), shall elect one director, Menlo Ventures VI, L.P. ("Menlo") shall elect one director and Sutter Hill Ventures, a California Limited Partnership ("Sutter Hill") shall elect one director. St. Paul, Norwest, Menlo and Sutter Hill shall each be referred to herein as a "Convertible Preferred Holder".

     The right of a Convertible Preferred Holder to elect a director as set forth above shall terminate from and after the earlier of (i) the date on which such Convertible Preferred Holder no longer holds a number of shares of Convertible Preferred Stock and/or Common Stock equal to at least 10% of the number of shares of Convertible Preferred Stock purchased by such Convertible Preferred Holder under the Purchase Agreements (in each case appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) or
     (ii) the first date on which all of the shares of Convertible Preferred Stock owned by such Convertible Preferred Holder have been converted into shares of Common Stock under the circumstances contemplated under "Mandatory Conversion" below.

     So long as any of the Convertible Preferred Holders is entitled to elect a director as set forth above, (i) the Board of Directors of the Corporation shall consist of not more than seven members, (ii) the holders of the Common Stock (other than the Convertible Preferred Holders), exclusively and voting as a single class, shall be entitled, by a vote of a majority of the outstanding shares of Common Stock held by such holders, to elect two directors of the Corporation and to exercise any right of removal or replacement of such directors, and (iii) the election of a seventh director, who shall have relevant industry experience and shall not be an affiliate of any holder of Common Stock or Convertible Preferred Stock, shall require the vote of a majority of the directors elected by the Convertible Preferred Holders and of a majority of the directors elected by the holders of the Common Stock, as set forth above.

          No delay or failure by the Convertible Preferred Holders or the other holders of Common Stock to elect members of the Board of Directors whom such holders are entitled to elect shall invalidate the election of the remaining members of the Board of Directors as set forth above.

          (3) ELECTION OF DIRECTORS: CERTAIN EVENTS OF DEFAULT. Upon the occurrence of an Event of Default as defined in the Stock Purchase Agreement dated March 9, 1993, as amended (the "First Purchase Agreement"), in the Stock Purchase Agreement dated February 15, 1994, as amended (the "Second Purchase Agreement"), in the Stock Purchase Agreement dated June 1, 1995, as amended (the "Third Purchase Agreement"), in the Stock Purchase Agreement dated March 13, 1996, as amended (the "Fourth Purchase Agreement"), or in the Stock Purchase Agreement dated February 27, 1997 (the "Fifth Purchase Agreement", and together with the First Purchase Agreement, the Second Purchase Agreement, the Third Purchase Agreement and the Fourth Purchase Agreement, the "Purchase Agreements") among the Corporation and the Purchasers named therein, and so long as such Event of Default continues unremedied, then, unless such Event of Default shall have been waived by the holders of a majority of the outstanding shares of Convertible Preferred Stock, the holders of a majority of the outstanding shares of Convertible Preferred Stock shall be entitled to designate a majority of the Board of Directors of the Corporation as hereinafter provided. In the event the holders of the outstanding shares of Convertible Preferred Stock are entitled to designate a majority of the Board of Directors of the Corporation pursuant to the immediately preceding sentence, the Corporation shall, immediately upon receiving written notice from the holders of a majority of the outstanding shares of Convertible Preferred Stock, call a special stockholders' meeting to be held as soon as possible, but in any event within fifteen days of the date of the notice of such meeting. At such special stockholders' meeting a majority of the directors of the Corporation shall be elected from designees nominated by the holders of a majority of the outstanding shares of Convertible Preferred Stock. Any right to continue to designate a majority of the Board of Directors of the Corporation shall expire, and a stockholders' meeting to elect new directors shall be called, two months after the later of (a) the curing of the Event of Default upon which the right was exercised, or (b) the curing of any Event of Default occurring after the Event of Default upon which such right was exercised. When, to its knowledge, any Event of Default described herein has occurred or exists, the Corporation agrees to give written notice within three business days of such Event of Default to the holders of all outstanding shares of Convertible Preferred Stock. If the holder of any shares of Convertible Preferred Stock shall give any notice or take any other actions in respect of a claimed Event of Default, the Corporation will forthwith give written notice thereof to all other holders of Convertible Preferred Stock at the time outstanding, describing such notice or action and the nature of the claimed Event of Default.

          (4) ADDITIONAL CLASS VOTES BY CONVERTIBLE PREFERRED STOCK. Without the affirmative vote or written consent of the holders (acting together as a class) of a majority of the shares of Convertible Preferred Stock at the time outstanding, the Corporation shall not:

          (a) authorize or issue any additional shares of Convertible Preferred Stock, except for shares of Exchange Preferred (as hereinafter defined) pursuant to subsection 3.5(3)(c)(vi) hereof, or any shares of stock having priority over Convertible Preferred Stock or ranking on a parity therewith as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Corporation; or

          (b) amend the Articles of Incorporation of the Corporation so as to alter any existing provision relating to Convertible Preferred Stock or the holders thereof or waive any of the rights granted to the holders of the Convertible Preferred Stock by the Articles of Incorporation of the Corporation; or

          (c) effect a reclassification or recapitalization of the outstanding capital stock of the Corporation, or sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation or of any subsidiary of the Corporation, or any asset or assets which have a material effect upon the business or financial condition of the Corporation or any subsidiary of the Corporation, nor shall the Corporation or any subsidiary of the Corporation consolidate with or merge into any other corporation or entity, or permit any other corporation or entity to consolidate or merge into the Corporation or any subsidiary of the Corporation, or enter into a plan of exchange with any other corporation or entity, or otherwise acquire any other corporation or entity.

          (5) NO CUMULATIVE VOTING. No holder of shares of capital stock of the Corporation shall have any cumulative voting rights.

     (B)  PREEMPTIVE RIGHTS.

     Except for the rights granted by Section 8.16 of the First Purchase Agreement, no holder of shares of any class of capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for, purchase or receive any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

     (C)  DIVIDENDS.

     In the event any dividend or distribution is declared or made with respect to outstanding shares of Common Stock, a comparable dividend or distribution must be simultaneously declared or made with respect to the outstanding shares of Convertible Preferred Stock. In the event any dividend or distribution is declared or made with respect to the Common Stock, each holder of shares of Convertible Preferred Stock shall be paid such comparable dividend or receive such comparable distribution on the basis of the number of shares of Common Stock into which such holder's shares of such Convertible Preferred Stock are then convertible, as hereinafter provided.

     Dividends on shares of capital stock of the Corporation shall be payable only out of funds legally available therefor.

     (D)  OTHER TERMS OF THE CONVERTIBLE PREFERRED STOCK.

          (1) LIQUIDATION PREFERENCE. In the event of an involuntary or voluntary liquidation or dissolution of the Corporation at any time, the holders of shares of Series A and Series E Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to $.60 per share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus dividends unpaid and accumulated or accrued thereon, if any, the holders of shares of Series B and Series F Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to $.95 per share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus dividends unpaid and accumulated or accrued thereon, if any, and the holders of shares of Series C and Series G Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to $1.30 per share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus dividends unpaid and accumulated or accrued thereon, if any, and the holders of shares of Series D and Series H Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to $2.00 per share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus dividends unpaid and accumulated or accrued thereon, if any. In the event of either an involuntary or a voluntary liquidation or dissolution of the Corporation payment shall be made to the holders of shares of Convertible Preferred Stock in the amounts herein fixed before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class of shares of the Corporation ranking junior to the Convertible Preferred Stock with respect to payment upon dissolution or liquidation of the Corporation. If upon any liquidation or dissolution of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Convertible Preferred Stock the full amounts to which they respectively shall be entitled, the holders of such shares shall share pro rata in any such distribution in proportion to the full amounts to which such holders would otherwise be entitled.

          At any time, in the event of the merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation or a plan of exchange between the Corporation and any other corporation (in which consolidation or merger or plan of exchange any stockholders of the Corporation receive distributions of cash or securities or other property), or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation, then, subject to the provisions of this paragraph, such transaction shall be deemed, solely for purposes of determining the amounts to be received by the holders of the Convertible Preferred Stock in such merger, consolidation, plan of exchange, sale, transfer or other disposition, and for purposes of determining the priority of receipt of such amounts as between the holders of the Convertible Preferred Stock and the holders of the Common Stock, to be a liquidation or dissolution of the Corporation if the holders of a majority of the outstanding shares of Convertible Preferred Stock so elect by giving written notice thereof to the Corporation at least five days before the effective date of such transaction. If no such notice is given, the provisions of subparagraph
     (3)(g) hereof shall apply. The Corporation shall give each holder of record of Convertible Preferred Stock written notice of such impending transaction not later than 14 days prior to the stockholders' meeting of the Corporation called to approve such transaction, or 14 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the transaction and of this subparagraph (1) (including, without limiting the generality of the foregoing, a description of the value of the consideration, if any, being offered to the holders of the Convertible Preferred Stock in the transaction and the amount to which such holders would be entitled if such transaction were (as described above) to be deemed to be a liquidation or dissolution of the Corporation), and the Corporation shall thereafter give such holders prompt notice of any material changes to such terms and conditions. The transaction shall in no event take place sooner than 14 days after the mailing by the Corporation of the first notice provided for herein or sooner than ten days after the mailing by the Corporation of any notice of material changes provided for herein; PROVIDED, HOWEVER, that such periods may be reduced upon the written consent of the holders of a majority of the Convertible Preferred Stock, voting together as a single class.

          Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Convertible Preferred Stock to convert such shares at any time and from time to time in accordance with subparagraph (3) below.

          (2) REDEMPTION. The Corporation shall, to the extent that funds are legally available therefor, and upon payment by the Corporation in cash of the sum of $.60 per share of Series A and Series E Convertible Preferred Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus dividends unpaid and accumulated or accrued thereon, if any, redeem during each of the years 1997, 1998 and 1999 a number of shares of the outstanding Series A and Series E Convertible Preferred Stock equal to 25% of the shares of Series A and Series E Convertible Preferred Stock issued by the Corporation on or prior to the last day of the year 1993, and redeem the balance, if any, of the outstanding shares of Series A and Series E Convertible Preferred Stock during the year 2000, all such redemptions to be effected in equal quarterly installments as of the last days of March, June, September and December in each of such years.

          The Corporation shall, to the extent that funds are legally available therefor, and upon payment by the Corporation in cash of the sum of $.95 per share of Series B and Series F Convertible Preferred Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus dividends unpaid and accumulated or accrued thereon, if any, redeem during each of the years 1999, 2000 and 2001 a number of shares of the outstanding Series B and Series F Convertible Preferred Stock equal to 25% of the shares of Series B and Series F Convertible Preferred Stock issued by the Corporation on or prior to the last day of the year 1995, and redeem the balance, if any, of the outstanding shares of Series B and Series F Convertible Preferred Stock during the year 2002, all such redemptions to be effected in equal quarterly installments as of the last days of March, June, September and December in each of such years.

          The Corporation shall, to the extent that funds are legally available therefor, and upon payment by the Corporation in cash of the sum of $1.30 per share of Series C and Series G Convertible Preferred Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus dividends unpaid and accumulated or accrued thereon, if any, redeem during each of the years 2000, 2001 and 2002 a number of shares of the outstanding Series C and Series G Convertible Preferred Stock equal to 25% of the shares of Series C and Series G Convertible Preferred Stock issued by the Corporation on or prior to the last day of the year 1996, and redeem the balance, if any, of the outstanding shares of Series C and Series G Convertible Preferred Stock during the year 2003, all such redemptions to be effected in equal quarterly installments as of the last days of March, June, September and December in each of such years.

          The Corporation shall, to the extent that funds are legally available therefor, and upon payment by the Corporation in cash of the sum of $2.00 per share of Series D and Series H Convertible Preferred Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus dividends unpaid and accumulated or accrued thereon, if any, redeem during each of the years 2001, 2002 and 2003 a number of shares of the outstanding Series D and Series H Convertible Preferred Stock equal to 25% of the shares of Series D and Series H Convertible Preferred Stock issued by the Corporation on or prior to the last day of the year 1997, and redeem the balance, if any, of the outstanding shares of Series D and Series H Convertible Preferred Stock during the year 2004, all such redemptions to be effected in equal quarterly installments as of the last days of March, June, September and December in each of such years.

          Shares of Convertible Preferred Stock shall also be subject to redemption in the circumstances set forth in Section 8.18 of the Third Purchase Agreement and the Fourth Purchase Agreement and the Fifth Purchase Agreement.

          If at the time of any required redemption the funds legally available for such redemption shall be insufficient to redeem the number of shares of Convertible Preferred Stock specified in the immediately preceding five paragraphs, redemptions shall be made as among the holders of such shares of Convertible Preferred Stock on a pro rata basis, to the extent funds are then legally available for such redemptions, in proportion to the full amounts to which such holders would otherwise be entitled. Thereafter, as and to the extent legally available funds for the redemption thereof exist from time to time, the Corporation shall redeem additional shares of Convertible Preferred Stock, pro rata as among the holders thereof in proportion to the full amounts to which such holders would otherwise be entitled, until all shares of Convertible Preferred Stock required by this subparagraph (2) to be redeemed have been redeemed.

          In the event of a redemption of less than all of the outstanding shares of Convertible Preferred Stock of any series pursuant to the first five paragraphs of this subparagraph (2), redemptions as among the holders of such shares of such series of Convertible Preferred Stock shall be on a pro rata basis.

          Optional redemptions of shares of Convertible Preferred Stock by the Corporation from any holder thereof in addition to the aforesaid required redemptions are not permitted without the consent of such holder.

          The Corporation shall give notice by mail of redemptions to the holders of record of the shares of Convertible Preferred Stock at least 30 days prior to the date of redemption. The notice (i) shall specify the date of redemption and the number of shares to be redeemed from each stockholder and (ii) shall be addressed to each stockholder at his post-office address as shown on the records of the Corporation. On or after the date fixed for redemption, each holder of shares of Convertible Preferred Stock called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment. If less than all of the shares

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     represented by any such surrendered certificate or certificates are redeemed, the Corporation shall issue a new certificate for the unredeemed shares.

          If the Corporation deposits, on or prior to any date fixed for redemption of shares of Convertible Preferred Stock, with any bank or trust company having capital and surplus of at least $10,000,000, as a trust fund, a sufficient sum to redeem, on the date fixed for redemption thereof, the shares then called for redemption, with instructions and authority to such bank or trust company to pay the redemption price on or after the date fixed for redemption or prior thereto upon the surrender of the certificates representing the shares then being redeemed, then and from and after the date of such deposit, and notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, the shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect thereto shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company, at any time after the date of such deposit the sum so deposited, without interest, and the right to convert such shares as provided in subparagraph (3) below. Any funds so deposited and unclaimed at the end of four years from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall be entitled to receive payment of the redemption price only from the Corporation.

          (3) CONVERSION RIGHT. At the option of the holders thereof, the shares of Convertible Preferred Stock shall be convertible, at the office of the Corporation (or at such other office or offices, if any, as the Board of Directors may designate), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of Series A and Series E Convertible Preferred Stock being deemed to have a value of $.60 for the purpose of such conversion, each share of Series B and Series F Convertible Preferred Stock being deemed to have a value of $.95 for the purpose of such conversion, each share of Series C and Series G Convertible Preferred Stock being deemed to have a value of $1.30 for the purpose of such conversion and each share of Series D and Series H Convertible Preferred Stock being deemed to have a value of $2.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion shall be initially $.60 per share of Common Stock for the Series A and Series E Convertible Preferred Stock, $.95 per share of Common Stock for the Series B and Series F Convertible Preferred Stock, and $1.30 per share of Common Stock for the Series C and Series G Convertible Preferred Stock and $2.00 per share of Common Stock for the Series D and Series H Convertible Preferred Stock (i.e., at an initial conversion rate of one share of Common Stock for each share of Convertible Preferred Stock), PROVIDED, HOWEVER, that such initial conversion price shall be subject to adjustment from time to time in certain instances as hereinafter provided. Hereinafter, "conversion price" shall mean the conversion price of the Series A Convertible Preferred Stock, the conversion price of the Series B Convertible Preferred Stock, the conversion price of the Series C Convertible Preferred Stock, the conversion price of the Series D Convertible Preferred Stock, the conversion price of the Series E Convertible Preferred Stock, the conversion price of the Series F Convertible Preferred Stock, the conversion price of the Series G Convertible Preferred Stock or the conversion price of the Series H Convertible Preferred Stock, as the case may be. In the case of the call for redemption of any shares of Convertible Preferred Stock, such right of conversion shall cease and terminate as to the shares designated for redemption on the day such shares are actually redeemed by the Corporation. The following provisions shall govern such right of conversion:

          (a) In order to convert shares of Convertible Preferred Stock into shares of Common Stock of the Corporation, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at such office that such holder elects to convert such shares. Shares of Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Common Stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver or cause to be issued and delivered at such office a certificate or certificates for the number of shares of Common Stock of the Corporation issuable upon such conversion.

          (b) The conversion price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the conversion price each holder of shares of Convertible Preferred Stock shall thereafter be entitled to receive the number of shares of Common Stock of the Corporation obtained by multiplying the conversion price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the conversion price resulting from such adjustment.

          (c) Except for (i) options to purchase shares of Common Stock and the issuance of awards of Common Stock pursuant to key employee and consultant benefit plans adopted by the Corporation and except for shares of Common Stock issued upon the exercise of such options granted pursuant to such plans (provided that the aggregate number of shares thus awarded and covered by unexercised options and thus issued pursuant to such options shall not be in excess of 6,000,000 (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes)), (ii) shares of Common Stock issued upon conversion of shares of Convertible Preferred Stock or exercise of 1995 Warrants or 1993 Warrants (as those terms are defined in the Fourth Purchase Agreement), (iii) 37,500 shares of Common Stock to be issued upon exercise of warrants granted to Silicon Valley Bank dated March 31, 1995, (iv) 33,684 shares of Series B Convertible Preferred Stock which are convertible into the Common Stock to be issued upon exercise of warrants granted to Comdisco, Inc. dated September 29, 1995, (v) 236,842 shares of Series C Convertible Preferred Stock which are convertible into Common Stock to be issued upon exercise of warrants granted to Comdisco, Inc. dated April 12, 1996 and (vi) 50,526 shares of Series B Convertible Preferred Stock which are convertible into the Common Stock to be issued upon exercise of warrants granted to Comdisco, Inc. dated November 20, 1996, if and whenever the Corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the conversion price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the conversion price shall be reduced to such lesser price as provided in the following clauses (i) to (vi) of this subparagraph (c).

               No adjustment of the conversion price, however, shall be made in an amount less than 2% of the conversion price in effect on the date of such adjustment, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any such adjustment so carried forward, shall be an amount equal to or greater than 4% of the conversion price then in effect.

               For the purposes of this subparagraph (c), the following provisions (i) to (vi), inclusive, shall also be applicable:

               (i) In case at any time the Corporation shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (a) Common Stock or (b) any obligations or any shares of stock of the Corporation which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the conversion price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in subparagraph (f) below, no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               (ii) In case the Corporation shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the conversion price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (a) except as provided in subparagraph (f) below, no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the conversion price have been or are to be made pursuant to other provisions of this subparagraph (c), no further adjustment of the conversion price shall be made by reason of such issue or sale.

               (iii) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any other corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the conversion price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of subparagraph (g) below, shall be made after giving effect to such adjustment of the conversion price.

               (iv) In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

               (v) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph (c).

               (vi) Notwithstanding the foregoing, if the Corporation should determine to issue and sell Additional Securities (as that term is defined in Section 8.16 of the First Purchase Agreement) at a price per share that is less than the conversion price for the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock or the Series D Convertible Preferred Stock (the "Diluted Series") in effect immediately prior to the time of the first sale of such Additional Securities, and if Section 8.16 of the First Purchase Agreement is then applicable to such proposed issue and sale and the Corporation complies with the notice and other requirements thereof, in the event a holder of shares of the Diluted Series entitled by Section
                      8.16 of the First Purchase Agreement to purchase a proportion of such Additional Securities (or a person or entity affiliated therewith) shall not purchase at least such holder's pro rata share, as hereinafter defined, then, concurrently with the closing of such offering of Additional Securities, the Corporation shall issue one share of Series E Convertible Preferred Stock (if the Diluted Series is Series A Convertible Preferred Stock), one share of Series F Convertible Preferred Stock (if the Diluted Series is Series B Convertible Preferred Stock), one share of Series G Convertible Preferred Stock (if the Diluted Series is Series C Convertible Preferred Stock) or one share of Series H Convertible Preferred Stock (if the Diluted Series is Series D Convertible Preferred Stock) (such Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock being herein sometimes referred to as the "Exchange Preferred") in redemption of and in exchange for each share of the Diluted Series held by such holder. The rights, privileges and preferences of such Exchange Preferred shall be identical to those of the Diluted Series for which it is to be exchanged, except that the provisions of this subparagraph (c) shall be deleted and the initial conversion price of such Exchange Preferred shall be the conversion price of the Diluted Series in effect immediately prior to the issuance and sale of such Additional Securities. Concurrently with the closing of such offer of Additional Securities, the shares of the Diluted Series held by holders who fail to purchase their pro rata share in accordance with the terms hereof shall be deemed exchanged for shares of the Exchange Preferred automatically, without any further action by such holders and whether or not the certificates representing such shares of the Diluted Series are surrendered to the Corporation or its transfer agent; and such holders shall be treated for all purposes as the record holders of such shares of Exchange Preferred; provided, however, that the Corporation shall not be obligated to issue certificates evidencing shares of Exchange Preferred unless certificates evidencing such shares of the Diluted Series being exchanged have been delivered to the Corporation or any transfer agent or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Series E Convertible Preferred Stock may be issued only in exchange for Series A Convertible Preferred Stock,
                      Series F Convertible Preferred Stock may be issued only in exchange for Series B Convertible Preferred Stock, Series G Convertible Preferred Stock may be issued only in exchange for Series C Convertible Preferred Stock and Series H Convertible Preferred Stock may be issued only in exchange for Series D Convertible Preferred
                      Stock pursuant to this clause (vi). A holder's "pro rata share" for purposes of this clause (vi) shall have the meaning specified in Section 8.16 of the First Purchase Agreement. The Corporation shall provide each holder of shares of a Diluted Series notice of such holder's pro rata share as far in advance of the time of consummation of the sale of Additional Securities pursuant to this clause (vi) as is practicable. The provisions of this clause (vi) may be waived by the affirmative vote of the holders (acting together as a single class) of at least eighty percent (80%) of the outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock.

          (d) In case the Corporation shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in subparagraph (e) below) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible

               Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter each holder of shares of Convertible Preferred Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of Convertible Preferred Stock have been converted, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of such shares of Convertible Preferred Stock such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Corporation.

          (e) In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the conversion price in effect immediately prior to such combination shall be proportionately increased.

          (f) If (i) the purchase price provided for in any right or option referred to in clause (i) of subparagraph (c), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or clause (ii) of subparagraph (c), or (iii) the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of subparagraph (c) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the conversion price then in effect hereunder shall forthwith be increased or decreased to such conversion price as would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and
               (b) the issuance at the time
               of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the conversion price then in effect hereunder shall forthwith be increased to such conversion price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in clause (i) of subparagraph (c), or the rate at which any Convertible Securities referred to in clause (i) or clause
               (ii) of subparagraph (c) are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the conversion price then in effect hereunder shall forthwith be decreased to such conversion price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

          (g) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and subject to subparagraph (2) above, lawful and adequate provision shall be made whereby the holders of Convertible Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Corporation immediately theretofore receivable upon the conversion of Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Convertible Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Convertible Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion price and of the number of shares receivable upon the conversion of Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Convertible Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Convertible Preferred Stock, at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

          (h) Upon any adjustment of the conversion price, then and in each case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Convertible Preferred Stock, at the addresses of such holders as shown on the books of the Corporation, which notice shall state the conversion price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Convertible Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (i)  In case at any time:

               (i) the Corporation shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

               (ii) the Corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

               (iii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (iv) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

               (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

               then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Convertible Preferred Stock at the addresses of such holders as shown on the books of the Corporation, of the date on which (a) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

          (j) If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this paragraph (3) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Convertible Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

          (k) As used in this paragraph (3) the term "Common Stock" shall mean and include the Corporation's presently authorized Common Stock and shall also include any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares receivable pursuant to conversion of shares of Convertible Preferred Stock shall include shares designated as Common Stock of the Corporation as of the date of issuance of such shares of Convertible Preferred Stock, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph (g) above.

          (l) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the day of conversion. "Market price" shall mean if the Common Stock is traded on a securities exchange or on the NASDAQ National
               Market System, the closing price of the Common Stock on such exchange or the NASDAQ National Market System, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or the NASDAQ
               National Market System, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

     4.3 MANDATORY CONVERSION. The Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series H Convertible Preferred Stock shall automatically be converted into shares of Common Stock of the Corporation, without any act by the Corporation or the holders of such Convertible Preferred Stock, concurrently with the closing of the first public offering by the Corporation of shares of Common Stock of the Corporation registered under the Securities Act of 1933, as amended, in which (1) the aggregate public offering price of the securities sold for cash by the Corporation in the offering is at least $15,000,000, or such lower amount as may be approved by the holders of at least 75% of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series H Convertible Preferred Stock then outstanding, and (2) the offering is underwritten on a firm commitment basis by an underwriter, or a group of underwriters represented by an underwriter or underwriters, which is a member of the New York Stock Exchange, unless this requirement is waived by the holders of at least 75% of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series H Convertible Preferred Stock then outstanding, and (3) the public offering price per share of Common Stock is at least $5.00 (as adjusted from time to time to reflect stock splits, dividends, recapitalizations, combinations or the like), or such lower amount as may be approved by the holders of at least 75% of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series H Convertible Preferred Stock then outstanding. The Series C Convertible Preferred Stock and Series G Convertible Preferred Stock shall automatically be converted into shares of Common Stock of the Corporation, without any act by the Corporation or the holders of such Convertible Preferred Stock, concurrently with the closing of the first public offering by the Corporation of shares of Common Stock of the Corporation registered under the

Securities Act of 1933, as amended, in which (1) the aggregate public offering price of the securities sold for cash by the Corporation in the offering is at least $15,000,000, or such lower amount as may be approved by the holders of at least 66-2/3% of the shares of Series C Convertible Preferred Stock and Series G Convertible Preferred Stock then outstanding, and (2) the offering is underwritten on a firm commitment basis by an underwriter, or a group of underwriters represented by an underwriter or underwriters, which is a member of the New York Stock Exchange, unless this requirement is waived by the holders of at least 66-2/3% of the shares of Series C Convertible Preferred Stock and Series G Convertible Preferred Stock then outstanding, and (3) the public offering price per share of Common Stock is at least $2.60 (as adjusted from time to time to reflect stock splits, dividends, recapitalizations, combinations or the like), or such lower amount as may be approved by the holders of at least 66-2/3% of the shares of Series C Convertible Preferred Stock and Series G Convertible Preferred Stock then outstanding. As used herein, the term "closing" shall mean the delivery by the Corporation to the underwriters of certificates representing the shares of Common Stock of the Corporation offered to the public against delivery to the Corporation by such underwriters of payment therefor. The term "firm commitment basis" with respect to the underwriting of such public offering shall mean a commitment pursuant to a written underwriting agreement under which the nature of the underwriters' commitment is such that all securities will be purchased by such underwriters if any securities are purchased by such underwriters. Each holder of a share of Convertible Preferred Stock so converted shall be entitled to receive the full number of shares of Common Stock into which such share of Convertible Preferred Stock held by such holder could be converted if such holder had exercised its conversion right at the time of closing of such public offering. Upon such conversion, each holder of a share of Convertible Preferred Stock shall immediately surrender such share in exchange for appropriate stock certificates representing a share or shares of Common Stock of the Corporation.

     4.4 ADDITIONAL PREFERRED STOCK. The Board of Directors of the Corporation (hereinafter referred to as the "Board of Directors") is hereby expressly authorized at any time following the closing of the Corporation's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of this Corporation (the "Initial Public Offering"), and from time to time thereafter, to create and provide for the issuance of additional shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the GCL (hereinafter referred to as a "Preferred Stock Designation"), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

     (A) the designation of and the number of shares constituting such series, which number the Board of Directors may thereafter (except as otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding or reserved for issuance);

     (B) the dividend rate for the payment of dividends on such series, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation

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which such dividends, if any, shall bear to the dividends payable on any other class or classes of or any other series of capital stock, the conditions and dates upon which such dividends, if any, shall be payable, and whether such dividends, if any, shall be cumulative or non-cumulative;

     (C) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

     (D) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

     (E) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of the such conversion or exchange;

     (F) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

     (G) the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

     (H) the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

     (I) any other relative rights, preferences and limitations of that series.

                                    ARTICLE 5

     The Board of Directors is hereby authorized, at any time following the Initial Public Offering, and from time to time thereafter, to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation, recognizing that, under certain circumstances, the creation and issuance of such rights could have the effect of discouraging third parties from seeking, or impairing their ability to seek, to acquire a significant portion of the outstanding securities of the Corporation, to engage in any transaction which might result in a change of control of the Corporation or to enter into any agreement, arrangement or understanding with another party to accomplish the foregoing or for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

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

     (A) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

     (B) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

     (C) provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

     (D) provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

     (E) provisions which permit the Corporation to redeem or exchange such rights, which redemption or exchange may be within the sole discretion of the Board of Directors, if the Board of Directors reserves such right to itself; and

     (F)  the appointment of a rights agent with respect to such rights.

          Notwithstanding anything contained in this Certificate of Incorporation to the contrary, following the Initial Public Offering, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article 5. For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                    ARTICLE 6

     6.1 ADOPTION, AMENDMENT OR REPEAL OF BYLAWS; RIGHT OF INSPECTION. In furtherance, and not in limitation, of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

     (A) to adopt, amend or repeal the Bylaws of the Corporation, PROVIDED, HOWEVER, that any Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and

     (B) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so

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

determined, or as expressly provided in the Purchase Agreements, this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

     6.2 ADDITIONAL POWERS. The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

     6.3 AMENDMENT OF BYLAWS AND THIS ARTICLE 6. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, following the Initial Public Offering, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with (i) this Article 6 or (ii) Section 2.2, 2.4, 2.5,
2.7 or 2.10 of Article II, Section 3.2, 3.3 or 3.5 of Article III or Article IX of the Bylaws of the Corporation.

                                    ARTICLE 7

     7.1 NO ACTION BY WRITTEN CONSENT. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances or to consent to specific actions taken by the Corporation, following the Initial Public Offering, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

     7.2 SPECIAL MEETINGS. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, a special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called only by the Chairman of the Board of the Corporation, and shall be called by the Secretary of the Corporation at the request of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would at the time have if there were no vacancies (the "Whole Board").

     7.3 AMENDMENT OF THIS ARTICLE 7. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, following the Initial Public Offering, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article 7.

                                    ARTICLE 8

     8.1 NUMBER OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, the number of

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

directors of the Corporation shall be fixed, and may be increased or decreased from time to time, in such a manner as may be prescribed by the Bylaws of the Corporation.

     8.2 ELECTION BY WRITTEN BALLOT NOT REQUIRED. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     8.3 STAGGERED BOARD. Following the Initial Public Offering, the directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as reasonably possible, and designated as Class I, Class II and Class III. Class I directors shall be initially elected for a term expiring at the first annual meeting of stockholders following the Initial Public Offering, Class II directors shall be initially elected for a term expiring at the second annual meeting of stockholders following the Initial Public Offering, and Class III directors shall be initially elected for a term expiring at the third annual meeting of stockholders following the Initial Public Offering. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified.

     8.4 REMOVAL OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, following the Initial Public Offering, any director may be removed from office at any time, but only for cause.

     8.5 ADVANCE NOTICE. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

     8.6 VACANCIES. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, following the Initial Public Offering, vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

     8.7 AMENDMENT OF THIS ARTICLE 8. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, following the Initial Public Offering, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with this Article 8.

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

                                    ARTICLE 9

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

     If the GCL is amended after the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL.

     No amendment or repeal of this Article 9 shall adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE 10

     Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law, and all powers, preferences and rights of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article 10, PROVIDED, HOWEVER, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of law.

                                   ARTICLE 11

     The name and mailing address of the incorporator is Brian Wenger, 2400 IDS Center, Minneapolis, Minnesota 55402.

     WITNESS my signature this 3rd day of December, 1997.


                                            /s/ Brian D. Wenger
                                            -----------------------------------
                                                       Brian D. Wenger
                                                       Secretary

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